EXHIBIT 2.5.5

                       ASSUMPTION AND INDEMNITY AGREEMENT

         ASSUMPTION AND INDEMNITY AGREEMENT, dated as of July 2, 1998, by and among ABLE TELCOM HOLDING CORP. ("Able") and its permitted successors and assigns (collectively with Able, "INDEMNITORS"), and WORLDCOM, INC., MFS COMMUNICATIONS COMPANY, INC., MFS INTELENET, INC., MFS DATANET, INC., MFS TELECOM, INC., and MFS COMMUNICATIONS, LIMITED and their successors and assigns (collectively, "ASSUMPTION AGREEMENT BENEFICIARIES").

         Indemnitors and the Assumption Agreement Beneficiaries hereby agree as follows:

         1. CERTAIN DEFINITIONS. The parties to this Assumption and Indemnity Agreement hereby agree that, in addition to other terms defined in this Assumption and Indemnity Agreement, the terms set forth below in this paragraph 1 shall have the following meanings ascribed to them, and that variants and derivatives of such terms shall have correlative meanings:

         a.       "AETNA" is Aetna Casualty and Surety Company.

         b. "AETNA BONDS" are those Bonds with respect to which Aetna is listed as the bonding company under the column headed "Bonding Company" on the list of Bonds attached hereto as Exhibit A and all other Bonds, or

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                  renewals or continuations thereof, which may be already or hereafter issued or executed pursuant to the Aetna Indemnity Agreement.

         c. "AETNA INDEMNITORS" are, collectively and individually, MFS Communications Company, Inc., MFS Intelenet, Inc., MFS Datanet, Inc., MFS Telecom, Inc., and MFS Communications, Limited, and MFS Network Technologies, Inc. and any other person or entity included within the definition of "Indemnitors" in the Aetna Indemnity Agreement.

         d. "AETNA INDEMNITY AGREEMENT" is that certain agreement between the Aetna Indemnitors and Aetna, dated December 21, 1994, a copy of which is attached hereto as Exhibit B.

         e. "ASSUMPTION AGREEMENT" is that agreement set forth herein under the terms of which Indemnitors agree to assume Assumption Agreement Obligations.

         f. "ASSUMPTION AGREEMENT OBLIGATIONS" is that obligation undertaken by Indemnitors

                  i. to pay and fully discharge at the Indemnitors' expense all of the liabilities and obligations of the Assumption Agreement Beneficiaries under the Credit Lyonnais Guaranty Agreement; and

                  ii. to pay and fully discharge at the Indemnitors' expense all of the liabilities and obligations of the Assumption Agreement Beneficiaries under any Surety Indemnity Agreement, Bond, or Contract; and 1.


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                  iii.     at Indemnitors' expense to settle or defend, with
                           counsel approved by Assumption Agreement
                           Beneficiaries (which approval shall not be unreasonably withheld), any actions or proceedings brought against MFS Network Technologies, Inc., or any other Principal, any Surety, and Assumption Agreement Beneficiaries arising out of any Contract, Bond, Surety Indemnity Agreement or the Credit Lyonnais Guaranty Agreement ("Proceedings"), and to pay any judgment entered in any such Proceeding.

         g. "ASSUMPTION AND INDEMNITY AGREEMENT" is this agreement including all attached Exhibits.

         h. "BONDS" are those certain bid, payment, performance, permit and/or other bonds listed on Exhibit A and all other bonds which heretofore have been or hereafter are executed and issued under any of the Surety Indemnity Agreements, or any renewal or continuation thereof.

         i. "CONTRACTS" are the various contracts, including any amendments and change orders, for the work for the various projects listed under the columns headed project number and project name on Exhibit A attached hereto and any other contract with respect to which a Bond has been executed and issued.

         j. "CREDIT LYONNAIS" is Credit Lyonnais, New York Branch, one of the lenders under that certain Credit Agreement, dated November 1, 1996,


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                  among Kanas Telecom, Inc., Administrative Agent and Lenders with respect to which the Credit Lyonnais Guaranty Agreement relates.

         k. "CREDIT LYONNAIS GUARANTY AGREEMENT" is that certain guaranty agreement (a copy of which is attached as Exhibit F) by MFS Communications Company, Inc. in favor of Credit Lyonnais, New York Branch as Administrative Agent for Lenders under that certain Credit Agreement, dated November 1, 1996, among Kansas Telecom, Inc., Administrative Agent for Lenders, and the Lenders dated the 1st day of November, 1996.

         l. "EVENT OF DEFAULT" is the failure of Indemnitors to perform any Assumption Agreement Obligations.

         m. "GUARANTY OBLIGATIONS" are those obligations assumed by MFS Communications Company, Inc., under the Credit Lyonnais Guaranty Agreement.

         n. "GUARANTOR" is MFS Communications Company, Inc., in its capacity as guarantor under the Credit Lyonnais Guaranty Agreement.

         o. "LOSS" is all reasonable out-of-pocket damages, expenses, costs, the full amount of professional and consulting fees, attorney fees (however incurred, including on appeal), calculated after taking into account any proceeds of insurance received in respect thereto, incurred or paid by Assumption Agreement Beneficiaries, court costs and fees, and interest


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                  at the rate of 8% on all sums due from the date of Assumption
                  Agreement Beneficiaries' disbursement of said sums, whether or not interest has been awarded by a court, which Assumption Agreement Beneficiaries may sustain, pay, or incur.

         p.       "NORTHERN" is Northern Indemnity, Inc.

         q. "NORTHERN BONDS" are those Bonds with respect to which Northern is listed as the bonding company under the column headed "Bonding Company" on Exhibit A and all other bonds which may be already or hereafter executed pursuant to the Northern Indemnity Agreement, or any renewal or continuation thereof.

         r. "NORTHERN INDEMNITORS" are WorldCom, Inc., MFS Communications Company, Inc., MFS Transportation Systems, Inc., MFS TransTech, Inc., MFS Network Technologies, Inc., SIRIT Technologies, Inc. and SIRIT Corp. and any other person or entity included within the definition of "Indemnitors" in the Northern Indemnity Agreement.

         s. "NORTHERN INDEMNITY AGREEMENT" is that certain agreement between Northern Indemnitors and Northern, a copy of which is attached hereto as Exhibit C.

         t.       "NORTHERN PRINCIPALS" are SIRIT Technologies, Inc. and SIRIT
                  Corp.



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


         u. "OBLIGEE" is that entity (or its assignee) for whose benefit a Bond was issued.

         v. "PLEDGE AGREEMENT" is the Stock Pledge Agreement, dated as of July 2, 1998, between Able and MFS Communications Company, Inc.

         w. "PRINCIPAL" is the Surety Indemnitor identified on a Bond as the principal or contractor.

         x. "RELIANCE" collectively is Reliance Insurance Company, United Pacific Insurance Company, Reliance National Indemnity Company and Reliance Surety Company.

         y. "RELIANCE BONDS" are those Bonds with respect to which Reliance or "United Pac" is listed as the bonding company under the column headed "Bonding Company" on Exhibit A and all other bonds which may be already or hereafter are executed or issued pursuant to the Reliance Indemnity Agreement, or any renewal or continuation thereof.

         z. "RELIANCE INDEMNITORS" are WorldCom, Inc., MFS Communications Company, Inc., MFS Transportation Systems, Inc., MFS TransTech, Inc., and MFS Network Technologies, Inc. and any other person or entity included within the definition of "Contractors" in the Reliance Indemnity Agreement.


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


         aa. "RELIANCE INDEMNITY AGREEMENT" is that certain agreement between Reliance Indemnitors and Reliance, dated September 22, 1997, a copy of which is attached hereto as Exhibit D.

         bb. "SATISFACTORY RELEASE" as to any Bond and any obligations or liabilities of WorldCom and the Subsidiaries respecting such Bond, is the receipt by WorldCom of (i) written releases, in form and content reasonably satisfactory to WorldCom, whereby all of the parties to whom WorldCom and the Subsidiaries are obligated or otherwise liable respecting such Bond unconditionally, irrevocably, and fully release WorldCom and the Subsidiaries from any obligation or liabilities respecting such Bond, or (ii) other evidence reasonably satisfactory to WorldCom that such Bond and any obligations or liabilities of WorldCom and the Subsidiaries respecting the Bonds have expired in accordance with their terms.

         cc.      "SUBSTITUTED CONTRACT PERFORMANCE" is as defined in paragraph
                  8.

         dd. "SURETY" is, as appropriate, Aetna, Northern, Reliance, or USF&G and is the party who acts a co-obligor with the Principal on a Bond.

         ee. "SURETY INDEMNITORS" are Aetna Indemnitors, Reliance Indemnitors, Northern Indemnitors and USF&G Indemnitors.

         ff. "SURETY INDEMNITY AGREEMENTS" are those certain indemnity agreements identified as Aetna Indemnity Agreement, Reliance


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                  Indemnity Agreement, Northern Indemnity Agreement and USF&G
                  Indemnity Agreement.

         gg. "USF&G" is United State Fidelity & Guarantee Company, Fidelity & Guarantee Insurance Company, and Fidelity & Guarantee Insurance Underwriters, Inc.

         hh. "USF&G BONDS" are those Bonds with respect to which USF&G is listed as the bonding company under the column headed "Bonding Company" on Exhibit A and all other bonds which may be already or hereafter are executed pursuant to the USF&G Indemnity Agreement, or any renewal or continuation thereof.

         ii. "USF&G INDEMNITORS" are WorldCom, Inc., MFS Network Technologies, Inc., MFS Transportation Systems, Inc., and MFS TransTech, Inc., and any other person or entity included within the definition of "Undersigned" in the USF&G Indemnity Agreement.

         jj. "USF&G INDEMNITY AGREEMENT" is that agreement between USF&G and USF&G Indemnitors, dated August 18, 1997, a copy of which is attached hereto as Exhibit E.

         2. CONSIDERATION. Contemporaneously herewith Able is purchasing from MFS Communications Company, Inc. all of the assets and assuming substantially all of the liabilities of MFS Network Technologies, Inc. pursuant to a Agreement and Plan of Merger, dated as of April 26, 1998, as amended by an Amendment thereto, dated as of


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

July 2, 1998 (the "Merger Agreement"). The execution and delivery of this Assumption and Indemnity Agreement is an express condition to the closing and consummation of the transactions contemplated by the Merger Agreement. Indemnitor hereby acknowledges the receipt and sufficiency of adequate consideration for Indemnitors' execution, delivery and performance of this Assumption and Indemnity Agreement including, without limitation, the closing and consummation of the transactions contemplated by the Merger Agreement and the covenants and agreements made therein by the parties thereto.

         3. ASSUMPTION AGREEMENT. In consideration of the foregoing and in consideration of MFS Communications Company, Inc.'s agreement to cause MFS Network Technologies, Inc. to sell all of the assets of the NT Business (as defined in the Merger Agreement) under the Merger Agreement, Indemnitors hereby jointly and severally agree to, and hereby do, assume and agree to pay and fully discharge at their expense the Assumption Agreement Obligations.

         4. PAYMENT. Payments of amounts due Assumption Agreement Beneficiaries as a result of an Event of Default shall be made by Indemnitors to Assumption Agreement Beneficiaries upon demand made by any Assumption Agreement Beneficiary.

         5. DUTY TO NOTIFY. The Assumption Agreement Beneficiaries agree to forthwith provide written notice to Indemnitors if any of them has knowledge of the occurrence of an Event of Default or of circumstances which with the passage of time will constitute an Event of Default. Notwithstanding anything herein to the contrary, the failure by Assumption Agreement Beneficiaries to provide the notice provided for


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

herein shall not affect the determination of whether an Event of Default has occurred hereunder nor shall the failure to provide the notice provided for hereunder relieve Indemnitors of their obligations under this Assumption and Indemnity Agreement.

         6. ASSUMPTION AGREEMENT BENEFICIARIES RIGHT TO SETTLE, DEFEND. If there has been an Event of Default, Assumption Agreement Beneficiaries shall have the exclusive right, in their sole and absolute discretion, to determine whether any claim, demand, suit or judgment on the Credit Lyonnais Guaranty Agreement or any Surety Indemnity Agreement shall be paid, settled, defended, prosecuted, compromised or appealed and to investigate, pay, settle, defend, prosecute, compromise, or appeal any such claim, demand, suit or judgment. Assumption Agreement Beneficiaries shall be entitled to reimbursement for any Loss incurred as a result of having investigated, paid, settled, defended, prosecuted, compromised or appealed any such claim, demand, suit, or judgment under a good faith belief that: (a) Assumption Agreement Beneficiaries were or might be liable therefor; or (b) such payments were necessary or expedient to protect any of Assumption Agreement Beneficiaries' rights or to avoid or lessen Assumption Agreement Beneficiaries' liability or alleged liability, whether or not such liability, necessity or expediency existed and whether or not such payments were negligent. An itemized statement of Loss sworn to by any officer or authorized representative of Assumption Agreement Beneficiaries, or voucher or other evidence of such Loss shall be final, conclusive and binding upon Indemnitors in any claim or suit and all matters arising between Indemnitors and Assumption Agreement Beneficiaries. Without in any way limiting the foregoing, Assumption Agreement Beneficiaries shall make reasonable efforts to provide information to Indemnitors as to the status of any such claim, demand, suit or judgment.


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



         7. CONTRIBUTION. Indemnitors and Surety Indemnitors who are not also Assumption Agreement Beneficiaries shall have no rights of contribution, rights of offset, rights of recoupment, or similar rights by virtue of having performed any Assumption Agreement Obligation, or any obligation under any Bond, Contract, or Surety Indemnity Agreement as respects Assumption Agreement Beneficiaries, or as respects any Contract liability, or Contract funds, or any other obligation or liability under any agreement between Assumption Agreement Beneficiaries and Indemnitors or Surety Indemnitors who are not also Assumption Agreement Beneficiaries.

         8. SUBSTITUTED CONTRACT PERFORMANCE. In the event a Principal materially fails, refuses, or is unable to observe or perform any of its material obligations under a Contract, and Indemnitors fail, refuse or, in the judgment of Assumption Agreement Beneficiaries, are unable to perform Assumption Agreement Obligations, Assumption Agreement Beneficiaries may, in the exercise of their reasonable discretion and, upon five days' prior written notice to Indemnitors, referring specifically to this paragraph 8, take any, some, or all actions which Assumption Agreement Beneficiaries believe appropriate to attempt to minimize the Loss which they may have otherwise sustained, including, without limitation, performing the Contract on behalf of the Principal (herein called "Substituted Contract Performance") if and to the extent permitted by the Contract. Any election by Assumption Agreement Beneficiaries to undertake Substituted Contract Performance, and any undertaking thereof, shall not release, amend, modify, limit, restrict, or otherwise affect (a) Principals' obligations under the Contract, or (b) Indemnitors' Assumption Agreement Obligations, even if the amount of the Loss is increased by any such undertaking. In the event Assumption Agreement Beneficiaries elect to undertake Substituted Contract Performance, the affected Principal and Indemnitors shall fully cooperate with Assumption Agreement Beneficiaries, shall


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

provide Assumption Agreement Beneficiaries with access to the Principal's books, records, tools, employees, agents, professionals, suppliers, and subcontractors, and shall assign to Assumption Agreement Beneficiaries the Contract or other agreements as Assumption Agreement Beneficiaries reasonably request to facilitate Assumption Agreement Beneficiaries' efforts to undertake such Substituted Contract Performance if and to the extent permitted by the Contract. Assumption Agreement Beneficiaries shall hold confidential information received by them in the course of such access. Assumption Agreement Beneficiaries shall be entitled to reimbursement of any Loss incurred by it as a result of undertaking Substituted Contract Performance and an itemized statement of Loss sworn to by any officer or authorized representative of Assumption Agreement Beneficiaries, or voucher or other evidence of such Loss shall be final, conclusive and binding upon Indemnitors in any claim or suit and all matters arising between Indemnitors and Assumption Agreement Beneficiaries. Nothing contained in this Assumption and Indemnity Agreement shall require Assumption Agreement Beneficiaries to undertake any Substituted Contract Performance.

         9. SECURITY. As collateral security for Indemnitors' undertakings hereunder, Able hereby agrees to deliver to Assumption Agreement Beneficiaries the Pledge Agreement.

         10. TERM/NO RELEASE. The term of this Assumption and Indemnity Agreement shall extend until Satisfactory Releases shall have been obtained for all of the Bonds. Notwithstanding the generality of the foregoing, the termination of this Assumption and Indemnity Agreement shall not release, amend, modify, limit, restrict, or otherwise affect Indemnitors' indemnity obligations, covenants, or agreements hereunder, which obligations, covenants, and agreements shall survive forever.


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         11. NO WAIVER. No failure on the part of Assumption Agreement
Beneficiaries to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy by Assumption Agreement Beneficiaries preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

         12. NOTICES. All notices or other communications which are required or permitted herein shall be in writing and sufficient if delivered personally, or sent by overnight air courier, or sent by facsimile followed by overnight air courier, addressed as follows:

         If to Assumption Agreement
         Beneficiaries:                 WorldCom, Inc.
                                        515 East Amite Street
                                        Jackson, Mississippi   39201
                                        Attention: David Roberts

         with copies to:                Skadden, Arps, Slate, Meagher & Flom LLP
                                        919 Third Avenue
                                        New York, New York 10022 and
                                        Attention:  Randall Doud, Esq., and



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                                      Fraser, Stryker, Vaughn, Meusey, Olson,
                                      Boyer & Bloch, P.C.
                                      500 Energy Plaza
                                      409 South 17th Street
                                      Omaha, Nebraska 68102
                                      Attention: Robert M. Yates

         If to Indemnitors:           Able Telcom Holding Corp.
                                      1601 Forum Place, Suite 1110
                                      West Palm Beach,  Florida 33401
                                      Attention: Gideon Taylor

         with a copy to:              Gunster, Yoakley, Valdes-Fauli
                                      & Stewart, P.A.
                                      Phillips Point
                                      777 Flagler Dr., Suite 500 East
                                      West Palm Beach, Florida. 33401-6194
                                      Attention:  Michael V. Mitrione

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if delivered personally or sent by facsimile, or on the first business day after dispatch if sent by overnight air courier.

         13. FURTHER ASSURANCES. Indemnitors agree to execute and deliver such additional conveyances, assignments, agreements and instruments, as Assumption


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

Agreement Beneficiaries may at any time reasonably request in connection with the administration or enforcement of this Assumption and Indemnity Agreement or any part thereof or in order better to assure and confirm unto Assumption Agreement Beneficiaries their rights, powers, and remedies hereunder as determined by legal counsel for Assumption Agreement Beneficiaries.

         14. ASSIGNMENT; BINDING AGREEMENT. None of the parties to this Assumption Agreement may assign or delegate this Assumption and Indemnity Agreement or its obligations, covenants or agreements hereunder to any person or entity without the prior written approval of the parties. This Assumption and Indemnity Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and permitted successors and assigns.

         15. AMENDMENTS. Neither this Assumption and Indemnity Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, but, rather, only by an instrument in writing duly signed by or on behalf of Assumption Agreement Beneficiaries.

         16. SEVERABILITY. If any term or provision of this Assumption and Indemnity Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Assumption and Indemnity Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be effected hereby, and each term and provision of this Assumption and Indemnity Agreement shall be valid and enforced to the fullest extent permitted by law.


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         17. COUNTERPARTS. This Assumption and Indemnity Agreement may be
executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute a single agreement.

         18. GOVERNING LAW. This Assumption and Indemnity Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware and the United States of America, without regard to the principles of conflict of laws thereof, and may only be enforced in the courts of the State of Delaware, or the United States District Court for the District of Delaware, the jurisdiction of which courts each Party hereby irrevocably subjects itself to.







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

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                    ABLE TELCOM HOLDING CORP.

                                    By:    /S/ FRAZIER L. GAINES
                                       --------------------------------------
                                       Frazier L. Gaines, President and CEO

                                    WORLDCOM, INC.

                                    By:  /S/ JOHN SIDGMORE
                                       --------------------------------------

                                    MFS COMMUNICATIONS
                                    COMPANY, INC.

                                    By:  /S/ JOHN SIDGMORE
                                       --------------------------------------

                                    MFS INTELENET, INC.

                                    By:  /S/ JOHN SIDGMORE
                                       --------------------------------------

                                    MFS DATANET, INC.

                                    By:  /S/ JOHN SIDGMORE
                                       --------------------------------------

                                    MFS TELECOM, INC.

                                    By:  /S/ JOHN SIDGMORE
                                       --------------------------------------

                                    MFS COMMUNICATIONS,
                                    LIMITED

                                    By:  /S/ JOHN SIDGMORE
                                       --------------------------------------


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EXHIBITS (Omitted)

Exhibit A - List of Bonds
Exhibit B - Aetna Indemnity Agreement
Exhibit C - Northern Indemnity Agreement
Exhibit D - Reliance Indemnity Agreement
Exhibit E - USF&G Indemnity Agreement
Exhibit F - Credit Lyonnais Guaranty Agreement

-------------------

The Company agrees to provide copies of any omitted exhibit(s) supplementally to the Commission upon request.



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